QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-223832 on Form S-4 of our reports dated February 14, 2018, relating to the consolidated financial statements of Dr Pepper Snapple Group, Inc. and subsidiaries, and the effectiveness of Dr Pepper Snapple Group, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dr Pepper Snapple Group, Inc. for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Dallas, Texas
May 14, 2018

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM